Laclede Gas Company
720 Olive Street
St. Louis, MO  63101
                                 February 28, 1997

Mr. Thomas C. Guyton, Vice President
The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, MO  63166-0236

Dear Mr. Guyton:

This letter sets forth the agreement (the "Three-Day Additional Credit Agreement") between Laclede Gas Company ("Laclede") and the Boatmen's National Bank of St. Louis ("Boatmen's") whereby Boatmen's agrees to extend to Laclede for three days March 1, 1997 through March 3, 1997, an additional line of credit in the amount of Five Million Dollars ($5,000,000), with any borrowing thereunder to mature on March 4, 1997 and to bear the same rate of interest as the "Alternate Base Rate", as defined in that supplemental line of credit agreement among Laclede, Boatmen's, the Chase Manhattan Bank, and Mercantile Bank of St. Louis National Association which was originally entered into on August 19, 1996 and has since been amended and extended (such supplemental line of credit agreement, as heretofore supplemented and amended, being hereinafter called the "Line of Credit Agreement"). In the event Laclede makes a request for an advance of funds under this Three-Day Additional Credit Agreement, Laclede shall execute an appropriate promissory note similar (to the extent appropriate) in form to the form of promissory note attached as Exhibit A to the Line of Credit Agreement.

This Three-Day Additional Line of Credit Agreement shall in no way limit or reduce any funds otherwise available to Laclede under the terms of the Supplemental Line of Credit Agreement, or under the $10 million line of credit between Laclede and Boatmen's evidenced by letter of Laclede to Boatmen's dated January 14, 1997.

Please indicate acceptance of this Three-Day Additional Credit Agreement by signing in the appropriate space below, and on the enclosed duplicate original of this letter, and returning to Laclede the signed duplicate original of this letter.

                                 Very truly yours,

                                 LACLEDE GAS COMPANY

                                 By:  /s/ R. L. Krutzman
                                 Name: R. L. Krutzman
                                 Title: Treasurer and Assistant Secretary

Accepted and Agreed to as of
the day first written above:

THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By:  /s/ Thomas C. Guyton
Name: Thomas C. Guyton
Title:  Vice President
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